UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 20, 2007

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	001-33189	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04             Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

Alliance Bank, a wholly-owned subsidiary of Alliance Bancorp, Inc. of Pennsylvania (the “Corporation”) has determined to retain a new provider and trustee for its Retirement Savings Plan (the "401(k) Plan").  In connection with transitioning services to the new provider and trustee, there will be a blackout period during which participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold the Corporation's common stock.

In accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on November 20, 2007, the Corporation notified its directors and executive officers of a corresponding blackout with respect to shares of the Corporation's stock held by them. A copy of the Notice of Blackout Period sent to the directors and executive officers is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Notice of Blackout Period dated November 20, 2007 to Directors and Executive Officers of Alliance Bancorp, Inc. of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: November 20, 2007	By:	/s/Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Blackout Period dated November 20, 2007 to Directors and Executive Officers of Alliance Bancorp, Inc. of Pennsylvania.